As filed with the Securities and Exchange Commission on September 27, 2005

Registration No. 333-116575

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0397820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

105 Digital Drive

Novato, California 94949

(415) 506-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

G. Eric Davis

Vice President, Corporate Counsel

BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, California 94949

(415) 506-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Siobhan McBreen Burke

Paul, Hastings, Janofsky & Walker LLP

515 South Flower Street, 25th Floor

Los Angeles, California 90071-2228

(213) 683-6000

Approximate date of commencement of proposed sale to the public:    Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.  ☐

REMOVAL OF SECURITIES FROM REGISTRATION

We previously registered, pursuant to the Registration Statement on Form S-3 (Registration No. 333-116575), (the “Registration Statement”), 6,992,999 shares of our common stock, par value $0.001 per share. Through the date hereof, no shares have been sold pursuant to the Registration Statement. By filing this Post Effective Amendment to the Registration Statement, we hereby remove from registration all of the shares of common stock registered pursuant to the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to Registration Statement on form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Novato, State of California, this 27th day of September 2005.

BIOMARIN PHARMACEUTICAL INC.

By:	/s/ G. Eric Davis
G. Eric Davis
Vice President, Secretary and Corporate Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Jean-Jacques Bienaimé Jean-Jacques Bienaimé	Chief Executive Officer and Director (Principal Executive Officer)	September 27, 2005

/s/ Jeffrey H. Cooper Jeffrey H. Cooper	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 27, 2005

/s/ Franz L. Cristiani Franz L. Cristiani	Director	September 27, 2005

/s/ Elaine Heron Elaine Heron, PhD	Director	September 27, 2005

/s/ Joseph Klein, III Joseph Klein, III	Director	September 27, 2005

/s/ Pierre Lapalme Pierre Lapalme	Director	September 27, 2005

/s/ Alan J. Lewis Alan J. Lewis	Director	September 27, 2005

/s/ Erich Sager Erich Sager	Director	September 27, 2005